Houlihan Lokey Reports First Quarter Fiscal 2025 Financial Results

– First Quarter Fiscal 2025 Revenues of $514 million –
– First Quarter Fiscal 2025 Diluted EPS of $1.30 –
– Adjusted First Quarter Fiscal 2025 Diluted EPS of $1.22 –
– Announces Dividend of $0.57 per Share for Second Quarter Fiscal 2025 –

LOS ANGELES and NEW YORK - July 30, 2024 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2024.
For the first quarter ended June 30, 2024, revenues were $514 million, compared with $416 million for the first quarter ended June 30, 2023. Net income was $89 million, or $1.30 per diluted share, for the first quarter ended June 30, 2024, compared with $61 million, or $0.90 per diluted share, for the first quarter ended June 30, 2023. Adjusted net income for the first quarter ended June 30, 2024 was $84 million, or $1.22 per diluted share, compared with $62 million, or $0.89 per diluted share, for the first quarter ended June 30, 2023.
“Our first quarter fiscal 2025 benefited primarily from improving M&A activity, with revenues up 24% versus the first quarter last year. Our Corporate Finance business had its strongest first quarter ever; our Financial Restructuring business had its second-strongest first quarter; and our Financial and Valuation Advisory business is seeing increased momentum in line with the market recovery. Although macro uncertainties still exist, we are optimistic about this fiscal year given continued improvements in M&A and capital markets activity,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2024	2023
Revenues by segment
Corporate Finance	$328,417	$227,051
Financial Restructuring	117,422	123,368
Financial and Valuation Advisory	67,770	65,410
Revenues	$513,609	$415,829
Operating expenses:
Employee compensation and benefits	$330,116	$263,483
Non-compensation expenses	87,925	78,999
Operating income	95,568	73,347
Other income, net	(4,306)	(3,005)
Income before provision for income taxes	99,874	76,352
Provision for income taxes	10,934	14,962
Net income	$88,940	$61,390

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.30	$0.90

Revenues
For the first quarter ended June 30, 2024, revenues were $514 million, compared with $416 million for the first quarter ended June 30, 2023. For the first quarter ended June 30, 2024, Corporate Finance (“CF”) revenues increased 45%, Financial Restructuring (“FR”) revenues decreased (5)%, and Financial and Valuation Advisory (“FVA”) revenues increased 4% when compared with the first quarter ended June 30, 2023.

Expenses
The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Expenses:
Employee compensation and benefits	$330,116	$263,483	$315,869	$255,733
% of Revenues	64.3%	63.4%	61.5%	61.5%
Non-compensation	$87,925	$78,999	$80,330	$75,644
% of Revenues	17.1%	19.0%	15.6%	18.2%
Per full-time employee (1)	$34	$30	$31	$29
Provision for income taxes	$10,934	$14,962	$38,239	$25,499
% of Pre-tax income	10.9%	19.6%	31.2%	29.2%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full-time employees at the beginning of the reporting period and the end of the reporting period.
Employee compensation and benefits expenses were $330 million for the first quarter ended June 30, 2024, compared with $263 million for the first quarter ended June 30, 2023. Adjusted employee compensation and benefits expenses were $316 million for the first quarter ended June 30, 2024, compared with $256 million for the first quarter ended June 30, 2023. This resulted in an adjusted compensation ratio of 61.5% for both the first quarter ended June 30, 2024 and June 30, 2023. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $88 million for the first quarter ended June 30, 2024, compared with $79 million for the first quarter ended June 30, 2023. Adjusted non-compensation expenses were $80 million for the first quarter ended June 30, 2024, compared with $76 million for the first quarter ended June 30, 2023. The increase in GAAP and adjusted non-compensation expenses was primarily a result of increases in information technology and communications expenses and in travel, meals, and entertainment expenses.

The provision for income taxes was $11 million, representing an effective tax rate of 10.9%, for the first quarter ended June 30, 2024, compared with $15 million, representing an effective tax rate of 19.6%, for the first quarter ended June 30, 2023. The decrease in the Company's tax rate during the quarter ended June 30, 2024 relative to the quarter ended June 30, 2023 was primarily a result of increased stock compensation deductions. The adjusted provision for income taxes was $38 million, representing an adjusted effective tax rate of 31.2% for the first quarter ended June 30, 2024, compared with $25 million, representing an adjusted effective tax rate of 29.2% for the first quarter ended June 30, 2023.

Segment Reporting for the First Quarter
Corporate Finance
CF revenues were $328 million for the first quarter ended June 30, 2024, compared with $227 million for the first quarter ended June 30, 2023, representing a increase of 45%. Revenues increased due to an increase in the number of closed transactions during the quarter, driven by favorable market conditions for M&A and capital markets transactions. Revenues also increased due to an increase in the average transaction fee on closed transactions. The increase in the average transaction fee on closed transactions was driven by transaction mix, and does not represent a trend in the average transaction fee on closed transactions.

	Three Months Ended June 30,
($ in thousands)	2024	2023
Corporate Finance
Revenues	$328,417	$227,051
# of Managing Directors	228	225
# of Closed transactions (1)	116	95
Financial Restructuring
FR revenues decreased (5)% to $117 million for the first quarter ended June 30, 2024, compared with $123 million for the first quarter ended June 30, 2023. Revenues decreased primarily due to a decrease in the average transaction fee on closed transactions and lower retainer fees relative to the same quarter last year, partially offset by an increase in the number of closed transactions. The decrease in average transaction fee on closed transactions was driven by transaction mix, and does not represent a trend in the average transaction fee on closed transactions.

	Three Months Ended June 30,
($ in thousands)	2024	2023
Financial Restructuring
Revenues	$117,422	$123,368
# of Managing Directors	58	59
# of Closed transactions (1)	33	30

Financial and Valuation Advisory
FVA revenues increased 4% to $68 million for the first quarter ended June 30, 2024, compared with $65 million for the first quarter ended June 30, 2023. Revenues increased primarily due to a increase in the number of Fee Events. The increase in the number of Fee Events was driven by expanding our scope of work for existing clients for one or more of the service lines within our FVA business.

	Three Months Ended June 30,
($ in thousands)	2024	2023
Financial and Valuation Advisory
Revenues	$67,770	$65,410
# of Managing Directors	42	42
# of Fee Events (1)	847	786
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.57 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2024, to stockholders of record as of the close of business on September 3, 2024.

As of June 30, 2024, the Company had $485 million of cash and cash equivalents and investment securities, and $33 million of other liabilities.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, July 30, 2024, to discuss its first quarter fiscal 2025 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 30, 2024 through August 6, 2024, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13747525. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past nine consecutive years in the U.S., the No. 1 global restructuring advisor for the past ten consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by LSEG.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

Appendix
Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$449,697	$721,235
Restricted cash	619	619
Investment securities	35,622	38,005
Accounts receivable, net of allowance for credit losses	192,587	199,630
Unbilled work in process, net of allowance for credit losses	156,023	192,012
Income taxes receivable	48,179	32,856
Deferred income taxes	80,607	90,064
Property and equipment, net	143,368	136,701
Operating lease right-of-use assets	362,222	344,024
Goodwill	1,175,370	1,127,497
Other intangible assets, net	198,707	197,439
Other assets	99,915	90,677
Total assets	$2,942,916	$3,170,759

Liabilities and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$491,048	$726,031
Accounts payable and accrued expenses	110,114	114,171
Deferred income	36,647	33,139
Deferred income taxes	7,598	7,505
Operating lease liabilities	435,200	415,412
Other liabilities	32,831	37,751
Total liabilities	1,113,438	1,334,009

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 53,053,499 and 52,348,511 shares, respectively	53	52
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 16,456,793 and 16,746,676 shares, respectively	16	17
Additional paid-in capital	691,651	739,870
Retained earnings	1,207,328	1,163,419
Accumulated other comprehensive loss	(69,570)	(66,608)
Total stockholders’ equity	1,829,478	1,836,750
Total liabilities and stockholders’ equity	$2,942,916	$3,170,759

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2024	2023
Revenues	$513,609	$415,829
Operating expenses:
Employee compensation and benefits	330,116	263,483
Travel, meals, and entertainment	18,512	16,018
Rent	19,284	17,403
Depreciation and amortization	8,856	6,532
Information technology and communications	16,189	13,548
Professional fees	8,477	9,557
Other operating expenses	16,607	15,941
Total operating expenses	418,041	342,482
Operating income	95,568	73,347
Other income, net	(4,306)	(3,005)
Income before provision for income taxes	99,874	76,352
Provision for income taxes	10,934	14,962
Net income	$88,940	$61,390

Weighted average shares of common stock outstanding:
Basic	65,031,216	63,806,156
Fully diluted	68,501,059	68,000,392
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.37	$0.96
Fully diluted	$1.30	$0.90

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2024	2023
Revenues	$513,609	$415,829

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$330,116	$263,483
Less: Acquisition related retention payments	(14,247)	(7,750)
Employee compensation and benefits expenses (adjusted)	315,869	255,733

Non-compensation expenses
Non-compensation expenses (GAAP)	$87,925	$78,999
Less: Acquisition related legal structure reorganization	(500)	—
Less: Integration and acquisition related costs	(3,554)	—
Less: Acquisition amortization	(3,541)	(3,355)
Non-compensation expenses (adjusted)	80,330	75,644

Operating income
Operating income (GAAP)	$95,568	$73,347
Plus: Adjustments (1)	21,842	11,105
Operating income (adjusted)	117,410	84,452

Other income, net
Other income, net (GAAP)	$(4,306)	$(3,005)
Plus: Change in acquisition earnout liability fair value	(828)	—
Other income, net (adjusted)	(5,134)	(3,005)

Provision for income taxes
Provision for income taxes (GAAP)	$10,934	$14,962
Plus: Impact of the excess tax benefit for stock vesting	21,921	7,299
Less: Reversal of deferred tax asset	(1,690)	—
Adjusted provision for income taxes	31,165	22,261
Plus: Resulting tax impact (2)	7,074	3,238
Provision for income taxes (adjusted)	38,239	25,499

Net income
Net income (GAAP)	$88,940	$61,390
Plus/(less): Adjustments (3)	(4,635)	568
Net income (adjusted)	$84,305	$61,958

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,501,059	68,000,392
Plus: Impact of unvested GCA retention and deferred share awards	622,396	1,472,899
Fully diluted shares outstanding (adjusted)	69,123,455	69,473,291

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$1.30	$0.90
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.22	$0.89
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.